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                                                                     EXHIBIT 2.2

   List of Exhibits and Schedules Omitted from the Stock Purchase Agreement
                       Referenced in Exhibit 2.1 Hereof

     Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules to the Kangaroo Stock Purchase Agreement, as listed below, have not been filed.
The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

EXHIBITS

Exhibit A  Environmental Escrow Agreement
Exhibit B  Holdback Escrow Agreement
Exhibit C  Transportation Agreement

SCHEDULES

1.1        Stores
2.5        October 31, 1998 Balance Sheet
5.5        Actions
5.6        Approvals
5.7        Compliance with Laws Generally
5.8        Financial Statements
5.9        Certain Changes
5.10       Exceptions to Title
5.11(a)    Real Property (store locations)
5.11(b)    Real Property (other)
5.11(c)    Leased Real Property
5.11(e)    Options or Rights of First Refusal Relating to Real Property
5.11(i)    Flood Hazard Area
5.11(j)    Tax Lots
5.12(a)    Third Party Leases
5.12(c)    Approvals required by Lessors
5.13       Insurance
5.14       Contracts
5.15       Employment Matters
5.16(b)    Compliance with Environmental Laws
5.16(d)    Environmental Approvals and Reports
5.16(g)    Underground Storage Tanks
5.17       Consignment Inventory, Etc.
5.18(a)    Company-Owned Equipment
5.18(b)    Third Party Equipment
5.21(b)    Tax Audits
5.21(o)    Additional Taxes to be Assessed
5.24       Affiliate transactions
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5.25       Employee Benefit Plans
5.26       Intellectual Property
5.27       Bank Accounts; Powers of Attorney
5.28       Liabilities and Obligations; Claims
5.29       Names
5.32       Year 2000 Compliance
5.33       Sales of Stores or Properties
9.4        Approval Exceptions
9.9(b)     Environmental Matters
11.2       Additional Non-Compete Provisions/Exceptions
11.3(a)    Identified Petroleum Releases